Exhibit 5.2

September 25, 2017

Myers Industries, Inc.

1293 South Main Street

Akron, Ohio 44301

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Ameri-Kart Corp., a Kansas corporation (“Ameri-Kart”), in connection with the preparation and filing by Myers Industries, Inc., an Ohio corporation (the “Company”), of the Company’s registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), and proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, of up to $250,000,000 aggregate offering price of the following securities of the Company, Scepter US Holding Company, an Ohio corporation and a wholly-owned subsidiary of the Company (“Scepter US”), Buckhorn Inc., an Ohio corporation and a wholly-owned subsidiary of the Company (“Buckhorn”), Ameri-Kart, a wholly-owned subsidiary of the Company, Patch Rubber Company, a North Carolina corporation and a wholly-owned subsidiary of the Company (“Patch Rubber”), Myers Tire Supply Distribution, Inc., an Ohio corporation and a wholly-owned subsidiary of the Company (“MTS Distribution”), Ameri-Kart (MI) Corp., a Michigan corporation and a wholly-owned subsidiary of the Company (“Ameri-Kart (MI)”), Jamco Products Inc., an Illinois corporation and a wholly-owned subsidiary of the Company (“Jamco”) and Scepter Manufacturing, LLC, a Delaware limited liability company and a wholly owned subsidiary of Scepter US (“Scepter Manufacturing”) and other subsidiaries of the Company as may become guarantors under the Indenture (as defined below) from time to time in accordance with the respective terms thereof (together with Scepter US, Buckhorn, Ameri-Kart, Patch Rubber, MTS Distribution, Ameri-Kart (MI), Jamco and Scepter Manufacturing, the “Subsidiary Guarantors”), as applicable:

(i) shares of common stock of the Company, without par value (the “Common Stock”);

(ii) shares of preferred stock of the Company, without par value (the “Preferred Stock”);

(iii) depositary shares representing a fraction of a share of the particular series of Preferred Stock (the “Depositary Shares”) evidenced by depositary receipts;

(iv) debt securities, in one or more series (the “Debt Securities”), which will be issued under a form of Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Indenture”) to be entered into by and between the Company and the trust;

(v) guarantees of the Debt Securities issued by the Subsidiary Guarantors (the “Guarantees”);

(vi) warrants to purchase the Common Stock, Preferred Stock or Debt Securities (the “Warrants”);

(vii) subscription rights to purchase the Debt Securities, Preferred Stock, Common Stock or other securities (the “Subscription Rights”);

(viii) purchase contracts for the purchase of Debt Securities, Common Stock, Preferred Stock, Depositary Shares or any combination thereof (the “Purchase Contracts”); and

(ix) units of any combination of the types of securities offered by the Company and together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Guarantees, the Warrants, the Subscription Rights, and the Purchase Contracts, the “Securities”).

We are members of the Bar of the State of Kansas, and we have not considered, and do not express any opinion as to, the laws of any jurisdiction other than the Kansas general corporation code as in effect on the date hereof and we do not express any opinion as to the effect of any other laws on the opinion stated herein. Without limiting the generality of the foregoing limitations (and without expanding in any way any of the opinions that are set forth in this letter), we express no opinion regarding the legality, validity, binding effect or enforceability of the Guarantees, any of the other Securities or any other agreement or document.

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of, (i) the Articles of Incorporation of Ameri-Kart, as amended, as in effect on the date hereof, and (ii) the Amended and Restated Bylaws of Ameri-Kart, as in effect on the date hereof. We have also examined originals, or copies certified to our satisfaction, of such corporate records of Ameri-Kart and other instruments, certificates of public officials and representatives of Ameri-Kart and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the Company, Scepter US, Buckhorn, Patch Rubber, MTS Distribution, Ameri-Kart (MI), Jamco, and Scepter Manufacturing is and will remain duly organized, validly existing and in good standing under applicable state law and that Ameri-Kart will remain duly organized, validly existing and in good standing under Kansas law.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the applicable Indenture under which Debt Securities are issued having been validly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto, (iii) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby, and (iv) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to such Securities, we are of the opinion that:

1.	Ameri-Kart is a corporation validly existing under the laws of the State of Kansas, has filed its most recent required annual report with the Kansas Secretary of State and has not filed a Certificate of Dissolution with the Kansas Secretary of State.

2.	Ameri-Kart has the corporate power to enter into, and perform its obligations under, the Guarantees applicable to Ameri-Kart.

The opinions expressed herein are subject in all respects to the following additional assumptions, qualifications, limitations, conditions, and exclusions:

1.	We express no opinion as to any of the Securities or any document or agreement other than the Guarantees applicable to Ameri-Kart. With respect to the Guarantees applicable to Ameri-Kart, in view of the fact that we have not and will not review the form thereof or the actual Guarantees, we express no opinion as to the due authorization, execution, and delivery of the Guarantees or as to the validity, binding effect or enforceability of the Guarantees.

2.	In rendering the opinions set forth in Paragraph 1 of the opinion paragraph above, we have relied solely upon (a) a certificate of good standing issued by the Kansas Secretary of State dated September 25, 2017, and (b) with respect to filing Ameri-Kart’s most recent annual report and verification that no Certificate of Dissolution has been filed, our review of the Kansas Business Center website maintained by the Kansas Secretary of State.

3.	We have assumed that the terms of the Guarantees and the other Securities and of their issuance and sale, as applicable, will be duly established in conformity with the Indenture and reflected in appropriate documentation and, if applicable, executed and delivered by each party thereto, so as not to violate, conflict with or constitute or result in a breach under (a) any applicable law or public policy, (b) the organizational documents of the issuer thereof, or (c) any agreement or instrument binding upon such issuer, and so as to comply with any requirement or restrictions imposed by any court or governmental body having jurisdiction over such issuer or applicable law or public policy.

4.	With respect to the Guarantees, we have assumed that Ameri-Kart will receive adequate and sufficient consideration therefor, and such Guarantees will constitute valid and legally binding obligations of Ameri-Kart enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.	We have assumed that the final form of the Guarantees and all other documents for the Securities will not have any material differences from those customarily used in transactions of this type.

This opinion is rendered as the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will effect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

This opinion has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, or used, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act. In addition, we consent to Benesch, Friedlander, Coplan & Aronoff LLP’s reliance as to matters of Kansas law upon this opinion letter in connection with the rendering of its opinion of even date herewith concerning the Guarantees, but only to the extent of the opinions specifically set forth herein. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Klenda Austerman LLC

KLENDA AUSTERMAN LLC